EXHIBIT 10.10

STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is entered into as of____________, between _______________ (“Optionee”), and Medix Resources, Inc. (the “Company”), pursuant to the Company's 2003 Stock Incentive Plan (the “Program”) and the Incentive Stock Plan, which constitutes Part I of the Program.  The Program, insofar as it is applicable to this Option Agreement (this “Agreement”), including, without limitation, the General Provisions of the Stock Incentive Plan and Part I of the Program, are hereinafter collectively referred to as the “Plan”.

The Board of Directors of the Company has determined that Optionee is eligible and deserving of an award under the Plan.  This Agreement  is subject to the terms of the Plan in all respects, and specific reference shall be made to the Plan in determining Optionee's rights and obligations hereunder. Capitalized terms, which are used herein and not otherwise defined, shall have the meanings set forth in the Plan. This Agreement is made by and between the Company and Optionee as follows:

1.  Grant.

Grant Date:_____________	Number of Shares:_____________
Expiration Date: _____________	Exercise Price: $___per share
Vesting Schedule: _____________

The Options are incentive stock options under the Internal Revenue Code of 1986, as amended.

2. Exercise.  Subject to the provisions of this Agreement and the Plan, the Options granted hereby shall vest and become exercisable as set forth herein.  To the extent exercisable, these Options may be exercised in whole or in part at any time and from time to time until fully exercised or until the Option expiration date set forth above or until these Options otherwise terminate under the Plan.

3. Non-Transferable.  These Options may be exercised only by Optionee, his guardian or legal representative during Optionee's lifetime and, thereafter, as provided in the Plan.  Neither these Options nor any portion thereof or interest therein may be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution, and then only within the limitations set forth in the Plan.

4. Payment.  Exercise of these Options shall not be effective until the Company or a designee thereof has received written notice of exercise, specifying the number of whole shares of the Company's Common Stock (the “Shares”) to be purchased or otherwise received.  Such notice shall be accompanied by full payment of the aggregate exercise price for the number of Shares so purchased: (i) by certified or bank cashier's check payable to the order of the Company; or (ii) if permitted by the Plan Administrator: (a) by Shares owned by Optionee for more than six months and valued at their then Fair Market Value as determined by the Plan Administrator in accordance with Section 4 of Plan (“Fair Market Value”); or (b) by “cashless exercise” as provided in Article 18 of the Program  Upon a partial exercise of these Options, this Agreement shall be automatically amended to reduce the number of  Shares covered by these Options by the number of Shares so purchased without the necessity of the execution of a new agreement or a formal written amendment of this Agreement.  The Plan Administrator's records regarding the number of Shares remaining to be exercised under this Agreement shall control and not be subject to challenge by Optionee absent bad faith or malfeasance by the Plan Administrator.

5. Certain Taxes.  Optionee authorizes the Company to withhold, in accordance with applicable law, from any Option Shares to be issued to Optionee upon exercise by Optionee of all or a portion of these Options, if necessary, a number of Shares based on their Fair Market Value equal to the amount of any taxes required to be withheld by any federal, state or local law or regulation as a result of the exercise of these Options.

 6. Compliance with Securities Laws.  Optionee agrees that the Shares acquired upon exercise of these Options shall be acquired for his or her own account for investment purposes only and not with a view to any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the “Act”) or applicable state securities laws.  If the Company so determines, any stock certificates issued upon exercise of these Options shall bear a legend to the effect that the Shares have been so acquired.  The Company shall not be required to bear any expenses of compliance with the Act, applicable state securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification or transfer, as the case may be, of these Options or any Shares acquired upon the exercise thereof.  The Company may legend the stock certificates evidencing Shares acquired pursuant to the Plan in such manner it deems appropriate to carry out the intent and purposes of the Plan.  The foregoing restrictions on the transfer of the Shares shall not apply if (a) the Company shall have been furnished with an opinion of counsel satisfactory in form and substance to the Company to the effect that such transfer will be in compliance with the Act and other applicable securities laws, or (b) the Shares shall have been duly registered in compliance with the Act and other applicable securities laws.

7. Acceptance of the Plan.  Optionee hereby approves and accepts the terms, conditions, and provisions of this Agreement and the Plan and agrees to be bound hereby and thereby, and further agrees that his or her executors, administrators, heirs, and successors shall be bound hereby and thereby.  Without limitation of the foregoing, the Optionee hereby agrees, individually and for his or her executors, administrators, heirs, and successors that all decisions or interpretations of the Plan Administrator with regard to any and all aspects of the Plan and the administration thereof shall be binding, conclusive and final.

8. Address for Notices.  The parties hereto designate as the respective addresses for the receipt of any notice under this Agreement or the Plan the addresses set forth below their signatures on this Agreement.

9. Conformity With the Plan.  This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of the Plan and agree to be bound by all of the terms of the Plan.  All definitions stated in the Plan shall apply to this Agreement.

10. Use of Services; Successors.  Nothing herein confers any right or obligation on Optionee to continue rendering services to the Company or shall affect in any way Optionee's right or the right of the Company, as the case may be, to terminate Optionee's services at any time.

11. Entire Agreement. This Agreement (including the Plan, which is incorporated herein by reference) constitutes the entire understanding between Optionee and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by Optionee of his/her Options and/or Shares.

MEDIX RESOURCES, INC. By: _________________________ Print Name: Title: Address: 420 Lexington Ave., Ste. 1830 New York, NY 10170	OPTIONEE: By: _________________________ Print Name: Address: